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                                                                  EXHIBIT 23
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INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in Registration Statements No.
33-51727, No. 33-51729, No. 2-93984 and No. 33-2117 of National Auto Credit,
Inc. on Form S-8 and Registration Statement No. 33-58579 of National Auto Credit, Inc. on Form S-3 of our report dated March 25, 1996 appearing in this Annual Report on Form 10-K of National Auto Credit, Inc. for the year ended January 31, 1996.


/s/ Deloitte & Touche LLP


Cleveland, Ohio
April 23, 1996





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